UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2013
(March 28, 2013)

PLX TECHNOLOGY, INC.
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(Exact Name of Registrant as Specified in its Charter)

DELAWARE
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(State or Other Jurisdiction of Incorporation)

    000-25699                                    94-3008334
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               (Commission File Number)    (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
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(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
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(Registrant's telephone number, including area code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

 (a) Amendments to By-Laws.

On March 28, 2013, the Board of Directors of PLX Technology, Inc., a Delaware corporation (the “Company”), approved amendments to the Company’s bylaws, effective as of March 28, 2013. A copy of the Amended and Restated Bylaws, as amended by the amendments adopted on March 28, 2013 (the “Bylaws”), is attached to this report as Exhibit 3.2, and the description of the amendments set forth below is qualified in its entirety by reference to the full text of the Bylaws as set forth in Exhibit 3.2.

The Bylaws were revised to, among other things, set forth certain procedural and information disclosure requirements for stockholders to follow when seeking to have the stockholders approve a corporate action by written consent of the stockholders without a meeting.

In addition to the foregoing, there were various other “clean-up” changes to the Bylaws, including, but not limited to, conforming language in the Bylaws to the corporate charter, grammatical and other typographical corrections, formatting changes, revisions to headings, titles and captions, and capitalization of defined terms.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

 (d) Exhibits

Exhibit Number	Description

3.2	Bylaws of PLX Technology, Inc., as amended and restated as of March 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:    /s/ ARTHUR WHIPPLE
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        Arthur Whipple
        Chief Financial Officer

Dated:  April 1, 2013